Exhibit 99.1
Exhibit 99.1

Contact:  Dan McCarthy, 610-774-5758

PPL Electric Utilities Awards Third Round of Electricity Supply Contracts
Company Now Has Obtained Half of the Electricity
Needed from the Competitive Market for 2010

ALLENTOWN, Pa. (March 27, 2008) -- The Pennsylvania Public Utility Commission has approved the results of a competitive-bid solicitation for a portion of the power PPL Electric Utilities needs in 2010 for residential and small business customers who do not choose their own provider.
The PUC action on Thursday (3/27) completes half of the six purchases that PPL Electric Utilities will conduct to obtain default service electricity supply for 2010.
The average generation supply prices from this round of bids, representing 850 megawatts of generation, is $108.80 per megawatt-hour for residential customers and $108.76 per megawatt-hour for small commercial and industrial customers, including Pennsylvania gross receipts tax and adjustment for line losses.
If the average prices for the remaining purchases match the prices approved so far, the bill for a residential customer of PPL Electric Utilities using 1,000 kilowatt-hours per month would increase in 2010 by 34.4 percent, or about $36.65.
Monthly bills for small business customers would increase between 23.8 percent and 42.8 percent. The estimated percentage increases are slightly lower than those reported after the second solicitation in October 2007 because customers’ total rates now include the effect of PPL Electric Utilities’ 2008 distribution rate changes and a court-ordered rate adjustment in 2007.
Prices in 2010 for PPL Electric Utilities’ default service option will not be known until late 2009 after all six solicitations are complete. Actual bills also will depend on how much electricity customers use and the rate schedule under which they receive service. The remaining purchases are scheduled for the fall of 2008, the spring of 2009 and the fall of 2009.
PPL Electric Utilities is obtaining power for 2010 in advance and in stages to diversify the price risk of obtaining power for customers who stay with the company’s default service option. Spreading out purchases allows PPL Electric Utilities to blend prices from a variety of solicitations.
The winning suppliers in the third round of purchases were selected from among 14 competing companies. An independent firm, NERA Economic Consulting, managed the purchase process, compiled the results and presented them to the PUC for approval.
State law requires PPL Electric Utilities, which does not own power plants and does not generate electricity, to buy power in the competitive market for its customers who do not select an electricity provider. The cost of this electricity supply is passed directly to customers with no markup.
Pennsylvania consumers have the option to shop for electricity supply as an alternative to the default service prices offered by PPL Electric Utilities.
Customers of PPL Electric Utilities have few competitive options for electricity supply today because the company’s generation charge for default service remains under a rate cap.
Electricity suppliers have had to deal with increasing costs to generate electricity in the last decade, and so have been unable economically to offer prices that can compete with PPL Electric Utilities’ below-market rates, which will remain in effect through the end of 2009.
Rate caps already have ended for six electric utilities in Pennsylvania, and competition is growing in those areas. For example, according to the Pennsylvania Office of Consumer Advocate, 20 percent of Duquesne Light’s customers in the Pittsburgh area have chosen other electricity suppliers.
The increase in costs to generate electricity is driven largely by higher costs for the fuels used to make electricity: coal, natural gas, oil and uranium. Generators also are facing higher costs for materials and equipment, stricter environmental regulations, and a shrinking margin between available electricity supply and the growth in electric use by consumers.
“We can’t control fuel costs and other factors, but we can help customers take greater control of their electric use, and use it wisely,” said David G. DeCampli, president of PPL Electric Utilities. “And if suppliers offer customers lower prices than our default service as we move to full electric competition, they will be able to take advantage of those choices.”
PPL Electric Utilities has installed advanced electric meters for all of its 1.4 million customers, he said, and is using the capabilities of that equipment to give customers access to more information than they have ever had about their electricity use.
As part of its e-power program, PPL Electric Utilities offers the Energy Analyzer on its Web site, www.pplelectric.com, a tool that enables customers to view their daily electricity use, compare their usage to similar homes or businesses, and get customized suggestions to help reduce their electricity use.
PPL Electric Utilities has proposed to give residential and small business customers the option of adjusting gradually to 2010 prices. An administrative law judge has found the proposal to be in the public interest and has recommended that it be approved by the PUC. A public input hearing on the proposal is scheduled for April 2 in Bethlehem, Pa.
If the PUC approves the proposal, eligible customers will have the option to make advance payments in 2008 and 2009 — with 6 percent interest paid by PPL Electric Utilities — that would be used to offset a portion of the higher generation costs in 2010 and 2011.
Customers could leave this voluntary option at any time through December 2011 and get back the money remaining in their account, including interest.
PPL Electric Utilities would make no profit from this payment option, DeCampli said.
PPL Electric Utilities, a subsidiary of PPL Corporation, provides electric delivery service to 1.4 million customers in 29 counties of eastern and central Pennsylvania and has consistently ranked among the best companies for customer service in the United States. More information is available at www.pplelectric.com.

Data Summary: Three Rounds of Power Purchases
	Residential Customers	Small Commercial and Industrial Customers
Round 1 (July 2007) Retail price per megawatt-hour	$101.77	$105.11
Round 2 (October 2007) Retail price per megawatt-hour	$105.08	$105.75
Average of first two rounds Retail price per megawatt-hour Average increase in 2010 as reported on Oct. 4, 2007 Average increase adjusted to reflect Jan. 1, 2008, distribution rate changes	$103.43 34.5% 32.7%	$105.43 22.8% to 42.6% 22.9% to 41.5%
Round 3 (March 2008) Retail price per megawatt-hour	$108.80	$108.76
Average of all three rounds Retail price per megawatt-hour Average increase in 2010	$105.22 34.4%	$106.54 23.8% to 42.8%

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Statements contained in this news release, including statements with respect to future energy prices and supply, regulation and rates, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; customer energy usage; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; operation and availability of existing and future generation facilities and operating costs; political, regulatory or economic conditions; receipt of governmental approvals and rate relief; new state or federal legislation; state and federal regulatory developments; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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